UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2009

_______________

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)
1111 Bagby, Sky Lobby 2 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 7.01 Regulation FD Disclosure.

I. 2009 Production Growth Targets and Capital Expenditure Budget

Due to the current uncertainty in hydrocarbon markets, EOG Resources, Inc. (EOG) plans to update its 2009 production growth targets and provide its estimated 2009 capital expenditure budget in its fourth quarter and full year 2008 results press release to be issued on Wednesday, February 4, 2009. It is expected that EOG's 2009 capital expenditures will approximate its cash flow during the year, with the goal of ending the year with approximately the same net debt as year-end 2008 ("net debt" is a non-GAAP term, which is equal to current and long-term debt (GAAP) less cash (GAAP)).

II. Price Risk Management

With the objective of enhancing the certainty of future revenues, from time to time EOG enters into New York Mercantile Exchange (NYMEX) related financial collar, price swap and basis swap contracts. EOG accounts for these financial commodity derivative contracts using the mark-to-market accounting method. In addition to financial transactions, EOG is a party to various physical commodity contracts for the sale of hydrocarbons that cover varying periods of time and have varying pricing provisions. The financial impact of these physical commodity contracts is included in revenues at the time of settlement, which in turn affects average realized hydrocarbon prices.

For the fourth quarter of 2008, EOG anticipates a net gain of $528.8 million from its natural gas and crude oil financial collar, price swap and basis swap contracts, comprised of $493.3 million from its natural gas financial collar, price swap and basis swap contracts and $35.5 million from its crude oil financial price swap contracts. During the fourth quarter of 2008, net cash inflow related to settled natural gas and crude oil financial price swap contracts was $100.7 million, comprised of $84.2 million related to settled natural gas financial price swap contracts and $16.5 million related to crude oil financial price swap contracts.

III. Natural Gas Financial Collar, Price Swap and Basis Swap Contracts

Since EOG filed its Quarterly Report on Form 10-Q on November 3, 2008 (Third Quarter 2008 Form 10-Q), EOG has not entered into any natural gas financial collar or price swap contracts. Presented below is a comprehensive summary of EOG's natural gas financial collar and price swap contracts as of January 8, 2009, with notional volumes expressed in million British thermal units per day (MMBtud) and prices expressed in dollars per million British thermal units ($/MMBtu).

The average floor price of EOG's outstanding natural gas financial collar contracts is $10.00 per million British thermal units (MMBtu) and the average ceiling price is $12.32 per MMBtu.

Natural Gas Financial Collar Contracts
		Floor Price		Ceiling Price
			Weighted		Weighted
			Average		Average
	Volume	Floor Range	Price	Ceiling Range	Price
	(MMBtud)	($/MMBtu)	($/MMBtu)	($/MMBtu)	($/MMBtu)
2010
January	40,000	$11.44 - 11.47	$11.45	$13.79 - 13.90	$13.85
February	40,000	11.38 - 11.41	11.40	13.75 - 13.85	13.80
March	40,000	11.13 - 11.15	11.14	13.50 - 13.60	13.55
April	40,000	9.40 - 9.45	9.42	11.55 - 11.65	11.60
May	40,000	9.24 - 9.29	9.26	11.41 - 11.55	11.48
June	40,000	9.31 - 9.36	9.34	11.49 - 11.60	11.55
July	40,000	9.40 - 9.45	9.43	11.60 - 11.70	11.65
August	40,000	9.47 - 9.52	9.50	11.68 - 11.80	11.74
September	40,000	9.50 - 9.55	9.52	11.73 - 11.85	11.79
October	40,000	9.58 - 9.63	9.61	11.83 - 11.95	11.89
November	40,000	9.88 - 9.93	9.91	12.30 - 12.40	12.35
December	40,000	9.87 - 10.30	10.09	12.55 - 12.71	12.63

The average price of EOG's natural gas financial price swap contracts for 2009 is $9.71 per MMBtu and for 2010 is $9.87 per MMBtu.

Financial Price Swap Contracts
Natural Gas
		Weighted
	Volume	Average Price
	(MMBtud)	($/MMBtu)
2009
January (closed)	585,000	$10.76
February	585,000	10.74
March	585,000	10.50
April	610,000	9.24
May	610,000	9.16
June	610,000	9.21
July	610,000	9.29
August	610,000	9.34
September	610,000	9.36
October	610,000	9.42
November	610,000	9.66
December	610,000	9.98

2010
January	20,000	$11.20
February	20,000	11.15
March	20,000	10.89
April	20,000	9.29
May	20,000	9.13
June	20,000	9.21
July	20,000	9.31
August	20,000	9.38
September	20,000	9.40
October	20,000	9.49
November	20,000	9.80
December	20,000	10.21

Prices received by EOG for its natural gas production generally vary from NYMEX prices due to adjustments for delivery location (basis) and other factors. Since filing its Third Quarter 2008 Form 10-Q, EOG has entered into additional natural gas financial basis swap contracts covering a portion of its production in the Rocky Mountain area in order to fix the differential between prices in the Rocky Mountain area and NYMEX Henry Hub prices. Presented below is a comprehensive summary of EOG's natural gas financial basis swap contracts outstanding as of January 8, 2009. The weighted average price differential represents the amount of reduction to NYMEX gas prices per MMBtu for the notional volumes covered by the basis swap.

Financial Basis Swap Contracts
Natural Gas
		Weighted
		Average Price
	Volume	Differential
	(MMBtud)	($/MMBtu)
2009
Second Quarter	65,000	$(2.54)
Third Quarter	65,000	(2.60)
Fourth Quarter	65,000	(3.03)

2010
First Quarter	65,000	$(1.72)
Second Quarter	65,000	(2.56)
Third Quarter	65,000	(3.17)
Fourth Quarter	65,000	(3.73)

2011
First Quarter	65,000	$(1.89)

IV. Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts, including, among others, statements regarding EOG's future financial position, business strategy, budgets, reserve information, projected levels of production, projected costs and plans and objectives of management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "strategy," "intend," "plan," "target" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning future operating results, the ability to replace or increase reserves or to increase production, or the ability to generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

  the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates, interest rates and financial market conditions;
  the extent and effect of any hedging activities engaged in by EOG;
  the timing and impact of liquefied natural gas imports;
  changes in demand or prices for ammonia or methanol;
  the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties;
  the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;
  the ability to achieve production levels from existing and future oil and gas development projects due to operating hazards, drilling risks and the inherent uncertainties in predicting oil and gas reservoir performance;
  the availability and cost of drilling rigs, experienced drilling crews, tubular steel and other materials, equipment and services used in drilling and well completions;
  the availability, terms and timing of mineral licenses and leases and governmental and other permits and rights of way;
  access to surface locations for drilling and production facilities;
  the availability and capacity of gathering, processing and pipeline transportation facilities;
  the availability of compression uplift capacity;
  the extent to which EOG can economically develop its Barnett Shale acreage outside of Johnson County, Texas;
  whether EOG is successful in its efforts to more densely develop its acreage in the Barnett Shale and other production areas;
  political developments around the world and the enactment of new government policies, legislation and regulations, including environmental regulations;
  acts of war and terrorism and responses to these acts; and
  weather, including weather-related delays in the installation of gathering and production facilities.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur. EOG's forward-looking statements speak only as of the date made and EOG undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EOG RESOURCES, INC. (Registrant)

Date: January 8, 2009	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)